Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Boqii Holding Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.001 per share(2)	Other(4)	4,000,000 shares(3)	US$0.386(4)	$1,544,000.00	.0000927	$143.13
	Total Offering Amounts				$1,544,000.00		$143.13

	Total Fee Offsets						—

	Net Fee Due						$143.13

(1)	Represents additional Class A ordinary shares which are issuable pursuant to the authorized award grants under the Amended and Restated 2018 Global Share Plan (the “Plan”) of Boqii Holding Limited (the “Registrant”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of Class A ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan.

(2)	The Class A ordinary shares of the Registrant registered hereunder are represented by the Registrant’s American depositary shares (“ADSs”), with each ADSs representing 0.75 Class A ordinary shares, par value US$0.001 per share. The registrant’s ADSs issuable upon deposit of the Class A ordinary shares have been registered under a separate registration statement on Form F-6 (333-248968).

(3)	An additional 4,000,000 Class A Ordinary Shares are being registered on the Registration Statement to which this exhibit 107 is a part to cover the additional Class A Ordinary Shares that may be issued under the Plan, which were not previously registered under the Registrant’s registration statement on Form S-8, as filed with the Securities and Exchange Commission on June 1, 2021 (File No. 333-256675)

(4)	The proposed maximum offering price per unit, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices of the Registrant’s ADSs as quoted on the New York Stock Exchange on May 27, 2022, and adjusted for the Class A ordinary share-to-ADS ratio.